ENERGY AND ENVIRONMENT CABINET

Steven L. Beshear
Governor

Department for Natural Resources
Division of Oil and Gas
Post Office Box 2244
Frankfort, KY 40602
Phone: (502) 573-0147 Fax: (502) 573-1099
http://oilandgas.ky.gov

Leonard K. Peters
Secretary

June 29, 2011

A.D.I.D. Corporation
P.O. Box 337
Emlyn, KY 40730

RE: Well Listing

Dear Mr. Holbrook:

As requested, we are providing a well listing showing the wells listed under the operator name, A.D.I.D. Corporation.

All of the permits listed in your e-mail and below are under the name A.D.I.D. Corporation:

77420, 77542, 77191, 77313, 77314, 77419, 77666, 77672, 77704, 77773, 77803, 77839, 77840, 77901, 77919, 77935, 77938, 77869, EF-3413, EF-3973, N9093, 81144, 80920, 81119, 79144, 79911, 81055, 81057, 56207, 58053, 81414, 28089, 28251, 55816, 55995, 80213, 79551, 80213, 80212.

If you have any questions or need further information, please do not hesitate to contact this office.

Sincerely,

Nicole Allison

Nicole Allison
Administrative Specialist III